Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-270671) and Form S-8 (Nos. 333-267984, 333-257245, 333-239727, 333-231013, 333-225475, 333-215141, 333-188111, 333-143238, 333-277944 and 333-280669) of Vaxart, Inc. of our report dated March 12, 2026, relating to the consolidated financial statements of Vaxart, Inc. and Subsidiaries as of and for the years ended December 31, 2025 and 2024 which appears in this Form 10-K.

/s/ WithumSmith+Brown, PC

San Francisco, California

March 12, 2026